SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 14, 2006 (December 10, 2006)
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Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
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(Exact name of registrant as specified in its charter)

Delaware
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(State or other jurisdiction of incorporation)

333-131875 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01: Entry into a Material Definitive Agreement

On December 10, 2004, Zion signed a Memorandum of Understanding with Lapidoth Israel Oil Prospectors Corp., Inc. (the "Contractor") for the performance of certain remedial workover, completion and testing services (the "Services") on Zion's Ma'anit #1. In 2005 the contractor performed reentry and drilling services for Zion under a drilling contract dated December 29, 2004 in connection with the Ma'anit #1 well. In consideration for its services under the drilling contract, Zion paid the contractor approximately $2,980,000. The contractor holds a small stock position in Zion and has subscribed for $100,002 of Zion common shares in Zion's public offering pursuant to a prospectus dated September 26, 2006, as supplemented (the "public offering").

The Memorandum of Understanding provides that the services will commence between March 1 and March 21, subject to delay if the rig has not been released from its previous job in sufficient time. It provides for the services to be provided on a daywork basis at the rate of $750 per hour for an operating day of between 10 and 12 hours, with other scheduled rates for non-operating days. Various services and materials are to be provided at the contractor's published rates as appear in contractor's Dec. 1, 2006 Price List. A rig mobilization and demobilization fee of $75,000 each way will be paid. Zion's obligations under the Memorandum of Understanding are conditional on Zion's initial closing its public offering.

Following the initial closing of its public offering, Zion will make a payment to contractor on account of mobilization and demobilization of $150,000. Upon Zion giving notice to commence rig mobilization, it will pay to contractor $250,000 on account of operations. At any time that less than $50,000 of on account funds remain unallocated to invoices issued, Zion shall make an additional on account payment in an amount equal to the greater of (i) one-half of estimated remaining amounts to be due contractor for the services to be provided and (ii) $50,000. Any on account funds that remain unallocated to invoices issued following the completion of the services rendered will be returned to Zion. The Memorandum of Understanding provides for a dispute resolution procedure and further provides that, if Zion does not give notice to commence mobilization by March 10, 2007, it will forfeit $110,000 of the $150,000 paid on account of rig mobilization and demobilization as liquidated damages.

We estimate that approximately 30 operating days will be required for the services to be performed by contractor.

The parties intend to enter into a Services Agreement reflecting the terms of the Memorandum of Understanding and such other terms as are reasonable and appropriate in the circumstances based on industry custom and practice, the contractor's standard services agreement and the prior custom between the parties as reflected in the December 29, 2004 drilling contract. Prior to giving mobilization notice under the Services Agreement, the parties may agree to substitute for the Services Agreement an agreement to drill a new well on Zion's license in accordance with the terms of the license.

Item 9.01: Exhibits

10.1 Memorandum of Understanding, dated December 10, 2006, between Zion Oil & Gas, Inc. and Lapidoth-Israel Oil Prospectors Corp., Ltd.

SIGNATURES

Pursuant to the requirements of The Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 14, 2006

Zion Oil and Gas, Inc.

By: /s/ E A Soltero

Eugene A. Soltero
Chief Executive Officer